Exhibit 10.18

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH IT IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SECTION 3(b), 4(2) OR 4(6) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. Krochak-1 Addendum	$ 35,000.00

10% SHORT TERM NOTE DUE 90 DAYS FROM MATURITY DATE

THIS NOTE is a duly authorized note issued by National Automation Services, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Company”), by and between the Company and the existing note holder. We have made an addendum to the original note entered into on July 25, 2014. As of September 30, 2014, the Company has extended its note from the original maturity date to December 31, 2014, after which time the note will be considered due on demand.

FOR VALUE RECEIVED, the Company promises to pay to Ronald Krochak at the address listed below (the “Holder”) the principal sum of Thirty Five Thousand Dollars (US $35,000.00), on or prior to the Maturity Date and to pay interest to the Holder on the principal sum and an interest rate of 10% per annum for the Note with an option for prepayment provided herein the Agreement.

Conversion into the Company’s common stock shall be made, at the option of the Holder, to the 10 day average closing price prior to Notice.  Notice is to be given as required below within 10 days of the anniversary date of Original Issuance Date or the Maturity Date, whichever is applies.

This Note is subject to the following additional provisions:

Section 1.	Events of Default and Remedies.

I.           “Event of Default,” when used herein, means any one of the following events (whatever the reason and whether any such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):
(a)           any default in the payment of the principal of or interest on this Note as and when the same shall become due and payable either at the Maturity Date, by acceleration, or otherwise;

(b)           the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Note, and such failure or breach shall not have been remedied within fifteen (15) Business Days of its receipt of notice of such failure or breach;

(c)           (i) the Company shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the “Bankruptcy Code”); (ii) or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within thirty (30) days, or is not dismissed within sixty (60) days, after commencement of the case; (iii) or a “custodian” (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains un-dismissed for a period of sixty (60) days; (iv) or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues un-discharged or un-stayed for a period of thirty (30) days; or the Company makes a general assignment for the benefit of creditors; (v) or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (vi) or the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; (vii) or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing; (viii) or the Company consents to a third party notice or indicates thru a written notice, electronic notice, or by any other reasonable notice, a meaningful interest in a conveying transaction of the Holder’s interest in the instrument created by this Agreement, ie., selling the Note, sans retaining a newly created employee agreement for its appointed representative within five business days of such executed conveyance of this instrument and paying the full amount of interest and principle due through the Term; (ix) or a failure to retain such appointed representative for a period of at least six months following the Maturity Date; or the principle sum and interest is not paid to date to the Holder through the Term before such third party notice is provided;

Section 2.             Absolute Payment Obligation;   Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct obligation of the Company.  This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.  Notwithstanding the foregoing, the Company reserves the right to enter into a variety of funding agreements at any time during the period of this Note with terms and conditions dictated by market conditions and the capital needs of the Company.

Section 3.            Loss, Theft, Mutilation or Destruction.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of an affidavit of such loss, theft or destruction of such Note, and, if requested by the Company, an agreement to indemnify the Company in form reasonably acceptable to the Company.

Section 4.            Payment & Payment Dates.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next following Business Day.  Such payment shall be preceded with a notice of payment according to Section 5 no later than 4:59PM EST three business days from the intended date of payment.   This is to allow the Holder the opportunity to review the transaction and provides additional oversight.

Section 5.            Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt, by facsimile transmission against facsimile confirmation, electronic mail, or mailed by recognized overnight courier prepaid, to any officer of the Company at the following addresses:

If to the Company:	National Automation Services, Inc.
P.O. Box 400775
Las Vegas, NV 89140Bobchance53@yahoo.com
Attn: Robert W. Chance, President & CEO

If to the Holder:	Ronald Krochak

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 8, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 8, be deemed given upon facsimile confirmation, (c) if delivered by overnight courier to the address as provided in this Section 8, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt and (d) if by electronic mail, when directed to an electronic mail address provided for in this Section 8, be deemed given upon delivery (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 8). Any party from time to time may change its address, facsimile number, email address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

Section 6.            Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver must be in writing.

Section 7.            Invalidity.  If any provision of this Note is held to be invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is held to be inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Section 8.            Rules of Construction. By its acceptance of this Note, Holder acknowledges and agrees that he has been represented by counsel during the negotiation and execution of this Note, and therefore he waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 9.            Governing Law.  This Note shall be construed and enforced in accordance with and governed by the internal laws of the State of Minnesota, without regard to its principles of conflicts of laws.

Section 10.          Consent to Jurisdiction; Service of Process.  The Company and Holder, by his acceptance of this Note, each irrevocably consents and agrees that any proceeding commenced by it arising out of or relating to this Note shall be brought only in the applicable court in the State of Nevada in any other manner provided by applicable law.

Section 11.          Waiver of Jury Trial. The Company and Holder, by his acceptance of this Note, each irrevocably waives any and all right to trial by jury in any proceeding arising out of or related to this Note.

Section 12.          Transfer; Assignment.  This Note is not transferable, negotiable or assignable by Holder except pursuant to the laws of descent and distribution.

Section 13.          Headings.  Headings are for convenience of reference only and shall not limit or otherwise affect or be used in the construction of any of the terms or provisions hereof.

 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized as of the date first above indicated.

NATIONAL AUTOMATION SERVICES, INC.

By:	/s/ Robert Chance
Name: Robert W. Chance
Title: President & CEO

Note Holder 1:

By:	/s/ Ronald Krochak
Ronald Krochak